                                                                EXHIBIT 10.6



                          AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                  May 22, 1996

                                    between

                       ALTERNATIVE LIVING SERVICES, INC.


                    NEW CROSSINGS INTERNATIONAL CORPORATION

                                      and

                           CAPITAL CONSULTANTS, INC.

                          AGREEMENT AND PLAN OF MERGER

                 This AGREEMENT AND PLAN OF MERGER is entered into as of May 22, 1996, between ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation ("ALS"), whose address is 450 N. Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005, NEW CROSSINGS INTERNATIONAL CORPORATION, a Nevada corporation ("Crossings"), whose address is 1201 Pacific Avenue, Suite 1800, Tacoma, Washington 98402, and CAPITAL CONSULTANTS, INC., an Oregon corporation ("CCI"), whose address is 2300 Southwest Yamhill Street, Suite 8000, Portland, Oregon 97204-1383, with respect to the following facts:

                 A. ALS and the ALS Subsidiary Companies (as defined below) are in the business of owning and operating assisted living or dementia care facilities (the "ALS Facilities") serving the frail and elderly (the "ALS Business").

                 B. Crossings and the Crossings Subsidiary Companies (as defined below) are also in the business of owning and operating assisted living facilities (the "Crossings Facilities") serving the frail and elderly (the "Crossings Business").

                 C. Crossings and ALS wish to merge Crossings with and into ALS in a transaction intended to qualify as a reorganization within Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                 D. CCI is the agent and investment manager for certain of Crossings' shareholders.


                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

                 SECTION 1.01. The Merger.

         (a) ALS and Crossings agree that at the Effective Time, Crossings shall be merged (the "Merger") with and into ALS in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and the General Corporation Law of

Nevada ("Nevada Law"), whereupon the separate existence of Crossings shall cease, and ALS shall be the surviving corporation (the "Surviving Corporation") and shall continue to exist under Delaware Law.

                 (b) Following the approval of the Merger by the shareholders of ALS (the "ALS Shareholders") and by the shareholders of Crossings (the "Crossings Shareholders"), and following the satisfaction or waiver in accordance herewith of all the conditions to the Merger set forth in Article IX, and provided that this Agreement shall not have been terminated as provided in Article X, the parties hereto shall cause a Certificate of Merger meeting the requirements of Delaware Law (the "Certificate of Merger") and Articles of Merger meeting the requirements of Nevada Law (the "Articles of Merger") to be properly executed and filed in accordance with such requirements on the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (the "Effective Time").

                 (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Crossings and ALS, all as provided under Delaware Law and Nevada Law.


                 SECTION 1.02. Conversion of Shares. At the Effective Time:

                 (a) each issued and outstanding share of common stock, no par value, of ALS (the "ALS Common Stock") shall continue to be an identical issued and outstanding share of ALS Common Stock;

                 (b) each share of common stock, $.001 par value, of Crossings (the "Crossings Common Stock"), shall be converted into the right to receive 5.21140873 (the "Common Share Factor") shares of ALS Common Stock (the "Merger Consideration"); provided, that, if any fractional share results when multiplying the number of shares of Crossings Common Stock held by any shareholder of Crossings prior to the Merger by the Common Share Factor, the total number of shares of ALS Common Stock delivered to such Crossings shareholder at the Closing will be rounded up or down to the nearest whole number. Pursuant to the foregoing, the Crossings Shareholders shall be entitled to receive in the aggregate 2,007,049 shares of ALS Common Stock.

                 SECTION 1.03. Surrender of Crossings Common Stock and Issuance of ALS Common Stock. (a) At the Closing each of the Crossings Shareholders, individually or, in the case of Crossings Shareholders for which CCI acts as agent, through CCI, shall tender the certificates representing its respective shares of Crossings Common Stock, together with assignments separate from certificate or a properly completed letter of transmittal covering such shares, and ALS shall tender to each of the Crossings Shareholders certificates representing the number of shares of ALS Common Stock calculated in accordance with Section 1.02.

                 (b) Each holder of shares of Crossings Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to ALS of a certificate or certificates representing such shares, will be entitled to receive its Merger Consideration issuable in respect of such shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration.

                 SECTION 1.04. Dissenter's Rights. It shall be a condition precedent to the obligations of ALS and Crossings to consummate the Merger that all of the Crossings Shareholders and the ALS Shareholders shall have waived their right to exercise dissenter's rights with respect to the Merger.


                                   ARTICLE II

                           THE SURVIVING CORPORATION

                 SECTION 2.01. Certificate of Incorporation. The certificate of incorporation of ALS in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

                 SECTION 2.02. Bylaws. The bylaws of ALS in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

                 SECTION 2.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of ALS at the Effective Time and Richard W. Boehlke shall be the directors of the Surviving Corporation, and
(ii) the officers of ALS at the Effective Time shall be the officers of the Surviving Corporation and, immediately prior to the Effective Time, the Board of Directors of ALS shall take all action necessary to elect D. Lee Field as Senior Vice President and David M. Boitano as Vice President of the Surviving Corporation effective as of the Effective Time.

                                  ARTICLE III

                                  THE CLOSING

                 SECTION 3.01. Closing. Upon the terms and subject to the satisfaction of the conditions contained herein, the closing of the transactions contemplated by this Agreement (the "Closing"), will take place at the offices of Rogers & Hardin, at 10:00 a.m., Atlanta, Georgia time, on May 23, 1996 or at such other place or time as the parties hereto may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                 SECTION 3.02. Deliveries by Crossings. At the Closing, Crossings shall deliver to ALS the following:

                 (a) The certificates and other documents required to be delivered by the Crossings Shareholders at Closing pursuant to Section
         1.03 hereof;

                 (b)      The officers certificate contemplated by Section
         9.02(i);

                 (c)      The Bogle & Gates P.L.L.C. opinion as contemplated by
         Section 9.02(iv);

                 (d)      The Woodburn & Wedge opinion as contemplated by
         Section 9.02(v);

                 (e) The Bogle & Gates P.L.L.C. opinion as to certain tax matters as contemplated by Section 9.02(vi);

                 (f) The Restricted Stock Agreements duly executed by each of the Crossings Shareholders or their agent as contemplated by
         Section 9.02(vii);

                 (g) Purchaser representation letters and questionnaires as contemplate by Section 9.02(viii); and

                 (h) All other documents, instruments and writings required to be delivered by Crossings or the Crossings Shareholders at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

                 SECTION 3.03. Deliveries by ALS. At the Closing ALS shall deliver (unless previously delivered) the following:

                 (a) To the Crossings Shareholders (in care of Bogle & Gates, P.L.L.C.), the shares of ALS Common Stock representing the Merger Consideration.

                 (b) The officers certificate contemplated by Section 9.03(i) hereto;

                 (c) The Rogers & Hardin opinion contemplated by Section 9.03(iv) hereto;

                 (d) The Rogers & Hardin opinion as to certain tax matters as contemplated by Section 9.03(v);

                 (e) The Amendment to Stockholders' Agreement dated as of May 22, 1996, executed by ALS Shareholders holding not fewer than 87% of the shares of ALS Common Stock prior to giving effect to the Merger and the ALS Restructuring Transactions; and

                 (f) All other documents, instruments and writings required to be delivered by ALS at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF CROSSINGS


         All representations and warranties set forth below are subject to and qualified by those matters set forth in the disclosure schedule of Crossings delivered to ALS in connection with the execution of this Agreement (the "Crossings Disclosure Schedule"). Each of the following representations are correct and complete as of the date of this Agreement. Where any representation or warranty is made to "Crossings' actual knowledge", to "the knowledge of Crossings", to "Crossings' knowledge" or subject to a similar knowledge limitation, such representation or warranty is made only to the knowledge and belief of Richard W. Boehlke, D. Lee Field and David M. Boitano, or any of them, without any obligation to conduct any inquiry or investigation other than such inquiry as the principal executive officer of Crossings most likely to have knowledge of such matter may conclude is reasonable in the circumstances, and the actual or imputed knowledge of CCI, the CCI Holders, the other officers, agents or employees of Crossings who are not among the above-listed executive officers of Crossings shall not be imputed to Crossings. For purposes of this Agreement, the term material adverse effect on Crossings or the Crossings Business shall mean any change in, or effect on, Crossings, a Crossings Subsidiary Company (as defined below), or the Crossings Business which results in, or could reasonably be expected to result in, Crossings or a Crossings Subsidiary Company suffering a diminution of value or incurring costs or expenses or becoming liable for any amount in excess of $50,000. All references to "Crossings" in Section 4.04 and Sections 4.06 through 4.27 shall mean, except where the context otherwise requires, each of Crossings and the Crossings Subsidiary Companies. An item contained in the Crossings Disclosure
Schedule is deemed disclosed with respect to all representations and warranties. Disclosure of items that are not strictly called for by this Agreement shall not imply that such information is material or that the inclusion establishes or implies a standard of materiality.

                 SECTION 4.01. Corporate.

         (a) Crossings is a corporation duly organized and validly existing under the laws of the State of Nevada, and has the corporate power and authority to carry on its business as and where it is presently conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by Crossings pursuant hereto (such other documents and instruments are sometimes referred to herein as the "Crossings Ancillary Instruments") and to carry out the transactions contemplated hereby and thereby. Each Crossings Subsidiary Company (as defined below) is duly organized and validly existing as a corporation, partnership, limited partnership or limited liability company, as applicable, under the laws of the jurisdiction identified on the Crossings Disclosure Schedule, and has the power and authority to carry on its business as and where it is presently conducted. For purposes of this Agreement, "Crossings Subsidiary Company" shall mean each corporation, limited liability company, partnership or limited partnership in which Crossings has a direct or indirect ownership interest and which directly or indirectly owns, leases or operates or intends to own, lease or operate all or any percentage interest in one or more Crossings Facilities or is otherwise material to the Crossings Business.

         (b) Crossings is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction wherein the character of the properties owned or leased by it or the nature of the Crossings Business makes such licensing or qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Crossings Business or the operations of Crossings as a whole. Each Crossings Subsidiary Company is duly licensed or qualified to do business and is in good standing in each jurisdiction wherein the character of the properties owned or leased by it or the nature of the business conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the Crossings Business or the operations of such entity.

         (c) Crossings does not own any interest in any corporation, partnership or other entity, except as set forth in the Crossings Disclosure Schedule. The identity and ownership interest of each equity owner of each Crossings Subsidiary Company are as set forth on the Crossings Disclosure Schedule.

         (d) The authorized capital stock of Crossings (the "Crossings Stock") consists entirely of (x) 40,000,000 shares of Crossings Common Stock, of which 385,126 shares will be issued and outstanding as of the Effective Time, and (y) 5,000,000 shares of preferred stock, par value of 1/10 of $.01 per share, none of which will be issued and outstanding as of the Effective Time. The record owners of the Crossings Stock as of the Effective Time are set forth on the Crossings Disclosure Schedule. All such shares of Crossings Stock at the Effective Time will be validly issued, fully paid and nonassessable. Other than under this Agreement or as set forth in the Crossings Disclosure Schedule, there are no options, warrants, conversions, subscription or other rights, agreements, contracts or commitments of any kind obligating Crossings, contingently or otherwise, to issue or sell any shares of capital stock or other securities of Crossings or any securities convertible into or exchangeable for capital stock or other securities of Crossings, or to repurchase or redeem any capital stock or other securities of Crossings. At the Closing, the Crossings Stock will not be subject to any contractual restrictions relating to its disposition or conversion pursuant to Section 1.02 hereof.

                 SECTION 4.02. Shareholders. Each of the Crossings Shareholders has, and will have at the Closing, good and marketable title to the Crossings Stock held by such Crossings Shareholder and identified on the Crossings Disclosure Schedule, free and clear of all Liens, claims and encumbrances and free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933 and applicable state securities laws). Other than the agreements to be terminated at or immediately prior to Closing, none of the Crossings Shareholders are parties to any option, warrant, purchase right or other contract or commitment that could require them to sell, transfer or otherwise dispose of any Crossings Stock nor are they parties to any voting trust, proxy or other agreement or understanding with respect to the voting of the Crossings Stock. The state of residence of each of the Crossings Shareholders is set forth on the Crossings Disclosure Schedule.

                 SECTION 4.03. Authority. The execution and delivery of this Agreement and the Crossings Ancillary Instruments and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of

Directors of Crossings. Other than the approval of the Crossings Shareholders, no other corporate act or proceeding on the part of Crossings is necessary to authorize this Agreement, the Crossings Ancillary Instruments or the transactions contemplated hereby or thereby. This Agreement constitutes, and when executed and delivered, the Crossings Ancillary Instruments will constitute, legal, valid and binding agreements of Crossings enforceable in accordance with their respective terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies).

                 SECTION 4.04. No Violation or Conflict.

         (a) No Violation. Neither the execution or delivery of this Agreement or the Crossings Ancillary Instruments, nor the consummation by Crossings of the transactions contemplated hereby or thereby will violate any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority applicable to Crossings, which violation would have a material adverse effect on the Crossings Business. To Crossings' knowledge, except as disclosed in the Crossings Disclosure Schedule no consent, approval, authorization or action by any governmental agency, instrumentality, commission, authority, board or body (collectively, a "Governmental Agency") is required in connection with the execution and delivery by Crossings of this Agreement, the Crossings Ancillary Instruments or the consummation by Crossings of the transactions contemplated herein or therein. Except as set forth in the Crossings Disclosure Schedule, Crossings is not required, to its knowledge, to submit any notice, report or other filing to any Governmental Agency in connection with the execution or delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (b) No Conflict. Subject to obtaining the consents identified on the Crossings Disclosure Schedule (the "Required Crossings Consents"), neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will, to Crossings' actual knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate or modify, cancel, or require any notice under any agreement, contract, lease or other arrangement (including, without limitation, any agreement, contract, lease, or other arrangement relating to indebtedness) to which Crossings is a party or by which Crossings is bound which would have a material adverse effect on Crossings or the Crossings Business.

                 SECTION 4.05. Financial Statements. Included in the Crossings Disclosure Schedule are true and complete copies of financial statements of Crossings consisting of (i) balance sheets of Crossings as of December 31, 1995, and December 31, 1994, and the related statements of income, stockholders' equity and cash flows for the years then ended (including the notes contained therein), which financial statements (the "Crossings Audited Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and have been audited and reported on, and are accompanied by, the signed, unqualified opinions of KPMG Peat Marwick LLP, independent public accountants for Crossings and (ii) an unaudited consolidated balance sheet of Crossings as of March 31, 1996 (the "Crossings Recent Balance Sheet"), and the related unaudited consolidated statement of operations for the three months then ended. All of such financial statements (including all notes and schedules contained therein or annexed thereto) have been derived from the financial books and records of Crossings and accurately present, in all material respects, the assets, liabilities and financial position and the results of operations of Crossings as of the dates and for the years and periods indicated.

                 SECTION 4.06. No Undisclosed Liabilities. To Crossings' actual knowledge, Crossings has no liabilities or obligations except (i) to the extent reflected or reserved for on the Crossings Recent Balance Sheet; (ii) liabilities or obligations arising or incurred in the ordinary course of business since the date of the Crossings Recent Balance Sheet; (iii) liabilities and obligations which, under generally accepted accounting principles, would not be required to be disclosed on the Crossings Recent Balance Sheet or in the accompanying footnotes thereto; or (iv) liabilities or obligations disclosed in the Crossings Disclosure Schedule or pursuant to or in any section of this Agreement.

                 SECTION 4.07. Absence of Certain Material Changes. Except as disclosed in the Crossings Disclosure Schedule, since the date of the Crossings Recent Balance Sheet, Crossings has conducted the Crossings Business in the ordinary and usual course of business, consistent with past practice, except as contemplated by this Agreement, and Crossings has not:

                 (a) suffered any damage, destruction or loss to its property or assets, whether covered by insurance or not, having, or reasonably expected to have, a material adverse effect upon Crossings or the Crossings Business;

                 (b) experienced any strike or labor disturbance, other than routine individual grievances which have not had, and are not reasonably expected to have, a material adverse effect upon Crossings;

                 (c) entered into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice and its current business plan, as disclosed to ALS;

                 (d) entered into any employment agreement, bonus, stock option or arrangement respecting employee benefits or granted any increase in the compensation of employees of Crossings (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), or any increase in any such compensation payable or to become payable to any officer or employee thereof;

                 (e) made, declared, paid or become obligated to make, declare or pay any dividend or distribution to its equity owners;

                 (f) terminated, modified or cancelled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which Crossings is a party or bound;

                 (g) made any capital investment in, any loan to or any acquisition of the securities or assets of any other entity;

                 (h) incurred any indebtedness or increased or accelerated its obligations under any indebtedness; or

                 (i) taken any other action or become subject to any liability outside of the ordinary course of business.

                 SECTION 4.08. Real Property. The Crossings Disclosure Schedule sets forth all of the material real property (the "Crossings Properties") owned, leased, used or occupied by Crossings to operate the Crossings Business as currently operated, including all land, easements or rights of way of record granted to it, and all buildings or warehouses located thereon. To the knowledge of Crossings, no fact or condition exists which would prohibit or materially adversely affect the ordinary rights of access to and from any of the Crossings Properties from and to the existing highways and roads and Crossings has not received notice of any pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress. All improvements and structures located on the Crossings Properties are located within the applicable boundaries of the Crossings Properties and within all applicable setback requirements and do not encroach upon any adjacent properties and there are no encroachments on the Crossings Properties from any adjacent properties, except for such matters as would not materially adversely affect Crossings or the Crossings Business.

                 SECTION 4.09. Leases. The Crossings Disclosure Schedule contains a complete list of all leases (including all amendments thereof and modifications thereto) (the "Crossings Leases") material to the Crossings Business pursuant to which Crossings leases real or personal property as lessor or lessee (whether capital, operating or otherwise), true copies of which Crossings Leases have been delivered to ALS. To Crossings' knowledge, no party is in default, or with notice or lapse of time would be in default, with respect to any of the Crossings Leases.

                 SECTION 4.10. Title to Properties. Crossings has, to its knowledge, good, valid and marketable title to all of its assets and properties reflected in the books and records of Crossings as being owned, free and clear of all Liens, except Crossings Permitted Liens.

         "Liens" shall mean any mortgages, pledges, title defects or objections, liens, claims, security interests, conditional and installment sale agreements, encumbrances or charges of any kind. "Crossings Permitted Liens" shall mean (i) the liens disclosed in the title report(s) provided prior to the date of this Agreement to ALS, if any, none of which individually or in the aggregate materially impair (or are expected to impair in the future) the use, occupancy or value of the assets and properties of Crossings or otherwise materially impair (or are expected to impair in the future) its business operations, (ii) statutory liens for real or personal property taxes not yet delinquent or payable subsequent to the Closing Date, and statutory or common law liens securing the payment or performance of any obligation of Crossings, the payment or performance of which is not delinquent, or which are payable or performable subsequent to such date; (iii) the statutory rights of customers of Crossings with respect to inventory under orders or contracts entered into by Crossings in the ordinary course of business; (iv) such imperfections or irregularities of title, liens, easements, charges or encumbrances as do not materially impair the use, occupancy or value of the assets and properties of Crossings, or otherwise materially impair business operations; (v) building, zoning and other laws applicable to Crossings' assets and properties, none of which individually or in the aggregate materially impair (or are expected to impair in the future) the use, occupancy or value of the assets and properties of Crossings or otherwise materially impair (or are expected to impair in the future) its business operations; and (vi) any liens disclosed in the Crossings Disclosure Schedule.

                 SECTION 4.11. Condition of Crossings Properties. To Crossings' knowledge, except in each case for normal wear and tear and except as reflected on the Crossings Disclosure Schedule, all structures owned or utilized by Crossings are structurally sound with no material defects which impair the use of such structures in the manner in which they are currently being used, and all machinery and equipment owned or utilized by Crossings are in good and normal operating condition and repair.

                 SECTION 4.12. Patents, Trademarks, Trade Names, Etc. The Crossings Disclosure Schedule contains an accurate and complete description of all material trademark and service mark registrations, trademark and service mark applications, trade names, copyright applications and registrations, software programs (exclusive of common commercially available software), patents and patent applications owned or held by Crossings, or under which Crossings owns or holds any license or other interest, all registered or assumed names under which Crossings is carrying on the Crossings Business and all licenses, agreements or other arrangements under which Crossings has the right to use any of the foregoing (collectively, the "Crossings Rights"). Except as indicated in the Crossings Disclosure Schedule, all such patents, trademarks and copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office or the United States Registrar of Copyrights, and have been properly maintained and renewed in accordance with all applicable laws and regulations. Crossings owns (or possesses adequate licenses or other rights to use) all Crossings Rights and all inventions, processes and other technical know-how or other proprietary rights used in and necessary to the conduct of the Crossings Business. Except as set forth in the Crossings Disclosure Schedule, no notice of conflict with the asserted rights of others with respect to the foregoing has been received, and such Crossings Rights are adequate, in Crossings' judgment, for the conduct of the Crossings Business. Crossings has not granted any licenses or sublicenses thereunder to others except as set forth in the Crossings Disclosure Schedule. To the knowledge of Crossings, except as disclosed in the Crossings Disclosure Schedule, none of the Crossings Rights are subject to any claim that (i) any of the Crossings Rights are invalid or subject to a claim of patent misuse, (ii) Crossings is infringing any patents, trademarks, trade names or copyrights of others, (iii) Crossings is violating any secrecy rights of any person, or (iv) any Crossings Rights are being used contrary in any respect to the provisions of any license or other agreement relating to the use of the Crossings Rights. Crossings does not know of any claims of third parties to the use or title of any Crossings Rights inconsistent with the rights of ownership or use set forth in the Crossings Disclosure Schedule. Except as disclosed in the Crossings Disclosure Schedule, to the knowledge of Crossings, none of the Crossings Rights is being infringed by a third party. To Crossings' knowledge, Crossings has not interfered with, infringed upon or misappropriated any trademark, trade name, copyright or patent of any third party.

                 SECTION 4.13. Litigation. Except as set forth in the Crossings Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to Crossings' knowledge, threatened by or against Crossings or the Crossings Business or the transactions contemplated hereby, which might individually or in the aggregate materially adversely affect Crossings' financial condition or the conduct of the Crossings Business as presently conducted, nor is there any judgment, decree, injunction or order outstanding against Crossings which individually or in the aggregate has or is likely to have such an effect.

                 SECTION 4.14. Insurance. The Crossings Disclosure Schedule sets forth a complete and accurate list and description, including but not limited to deductibles thereunder, of all material policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance presently in effect with respect to the Crossings Business. To Crossings' knowledge, all such policies are in full force and effect, are sufficient for all applicable requirements of law and will not be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement.

                 SECTION 4.15. Employees. The Crossings Disclosure Schedule contains a summary representative list of all employees of Crossings as of May 14, 1996. Except as indicated on the Crossings Disclosure Schedule, all Crossings' employees are terminable at will.

                 SECTION 4.16. Employee Benefit Plans; ERISA.

         (a) Except for the employee plans, benefits and materials described in the Crossings Disclosure Schedule (the "Crossings Plans"), Crossings does not have bonus, deferred compensation, incentive compensation, severance or termination pay, hospitalization or other medical, stock purchase, stock option, pension, life or other insurance, profit-sharing or retirement plan, agreement or arrangement, or other employee benefit plan or arrangement, whether formal or informal, and whether legally binding or not, maintained or contributed to by Crossings with respect to its employees.

         (b) Crossings has never been a party to a "multiemployer plan" as that term is defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         (c) With respect to each Crossings Plan, to Crossings' knowledge, (i) all payments due from Crossings to date with respect to any such Crossings Plan have been made and all amounts properly accrued to date as liabilities of Crossings Plan which have not been paid have been properly recorded on the books of Crossings and are reflected in the Crossings Recent Balance Sheet; (ii) all reports and information relating to such Crossings Plan required to be filed with any governmental entity have been timely filed except where the failure to do so would not result in material liability to Crossings; (iii) there are no actions, suits or claims pending (other than routine claims for benefits) with respect to such Plan or against the assets of such Crossings Plan; (iv) no Crossings Plan is a plan which is established and maintained outside the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens.

                 SECTION 4.17. Compliance with Laws. To the knowledge of Crossings, Crossings is in compliance with all laws, regulations, ordinances, permits and licenses relating to the ownership or use of Crossings' properties and assets or related to the conduct of the Crossings Business the enforcement of which would materially adversely affect Crossings or the Crossings Business as currently conducted by Crossings.

                 SECTION 4.18. No Condemnation or Expropriation. Crossings has not received a notice that either the whole or any portion of the Crossings Properties or any other of its assets is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, or that any such condemnation, expropriation or taking has been proposed.

                 SECTION 4.19. Tax Matters.

         (a) The provision made for taxes on the Crossings Recent Balance Sheet is, in Crossings' judgment, sufficient for payment of all federal, state, foreign, local and other income, excise, profits, franchise, occupation, property, payroll, sales, use, gross receipts and other taxes and assessments, whether or not disputed at the date of the Crossings Recent Balance Sheet, and for all years and periods prior thereto, except in each case where a failure to make such a provision would not have a material adverse effect on the Crossings Business or the operations of Crossings as a whole. Since the date of the Crossings Recent Balance Sheet, Crossings has not incurred any taxes material to the Crossings Business or operations of Crossings as a whole, other than taxes incurred in the ordinary course of business.

         (b) Except as disclosed in the Crossings Disclosure Schedule, to Crossings' knowledge, (i) Crossings has filed when due all federal, state, local and foreign tax returns required by applicable law to be filed by it and has paid all taxes (including all deficiency assessments, additions to taxes, penalties and interest, of which notice has been received) to the extent that such amounts have become due or are claimed to be due from any federal, state, local or foreign taxing authorities; (ii) there is no agreement, waiver or consent providing for an extension of time with respect to the assessment of any tax or deficiency against Crossings and no power of attorney granted by Crossings with respect to any tax matter is currently in force; (iii) there is no action, suit, proceeding, investigation, audit or claim pending against or with respect to Crossings in respect of any tax or assessment, nor has any claim for additional tax or assessment being asserted by any such authority; and (iv) Crossings has not filed any agreement or consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). None of the Crossings Shareholders nor Crossings is a "foreign person," as that term is defined in
Section 1445(f) of the Code.

         (c) Except for the possibility of the sale of the CCI Shares (as defined below) as contemplated or permitted in Sections 7.08 and 7.09 below and other than in a transaction registered or otherwise exempt from registration under the Securities Act (as defined below) and all applicable state securities laws, to the knowledge of Crossings, there is no plan or intention on the part of the Crossings Shareholders to sell, exchange or otherwise dispose of any ALS Common Stock received in connection with the Merger.

         (d) Crossings is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (e) There is no intercorporate indebtedness existing between Crossings and ALS that was issued, acquired or will be settled at a discount.

         (f) The fair market value of the ALS Common Stock and any additional consideration provided hereunder to the Crossings Shareholders will be approximately equal to the fair market value of the Crossings Common Stock of the Crossings Shareholders.

         (g) Crossings is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                 SECTION 4.20. Contracts and Commitments. Except for (i) liabilities or obligations disclosed in the Crossings Disclosure Schedule or
(ii) liabilities or obligations disclosed pursuant to or in any section of this Agreement, to Crossings' knowledge:

                 (a) Crossings does not have any (i) collective bargaining agreements in effect or being negotiated, (ii) agreements to which it is a party that contain any severance or termination pay liabilities or obligations, (iii) employment or consulting agreements for employees in effect or being negotiated;

                 (b) Crossings has not given any power of attorney (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever that is currently in force;

                 (c) Crossings is not a party to any agreement which contains covenants limiting the freedom of Crossings (or ALS after Closing) to compete in any line of business or market or with any person;

                 (d) Crossings is not a party to any agreement that provides for payments to or by Crossings in an aggregate amount of $50,000 or more and requires performance by Crossings for a term of more than six
         (6) months from the date hereof and that is not terminable within six
         (6) months by Crossings without material cost, liability or penalty;

                 (e) Crossings is not a party to any agreement establishing or providing for any joint venture, partnership or similar arrangement with any other person or entity related to the Crossings Business; and

                 (f) Crossings has no reason to believe that any material contract or commitment to which Crossings is a party is not in full force and effect in accordance with the terms thereof (except in each case insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies). To Crossings' actual knowledge, no party is in default with respect to any such contracts, except where the aggregate effect of such defaults would not have a material adverse effect on the Crossings Business or the operations of Crossings as a whole.

                 SECTION 4.21. Labor Disagreements. Crossings has not experienced any material labor disputes, union organization attempts or any work stoppage due to labor disagreements. Except as set forth on the Crossings Disclosure Statement, Crossings has not received a notice that there is any unfair labor practice, charge or complaint pending or threatened against it before the National Labor Relations Board or any comparable state agency or authority. To Crossings' knowledge, there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting Crossings. To Crossings' knowledge, no question concerning representation has been raised or is threatened respecting Crossings' employees. No grievance which might have a material adverse effect on the Crossings Business and the operations of Crossings as a whole is pending.

                 SECTION 4.22. Environmental Matters.

         (a) To Crossings' actual knowledge, except as set forth in the Crossings Disclosure Schedule, (i) each facility and property owned, operated or leased by Crossings has been and is now owned, operated or leased in compliance with all applicable Environmental Laws (as hereinafter defined) the noncompliance with which could materially adversely affect the Crossings Business as currently conducted by Crossings and (ii) there are no circumstances that may prevent or interfere with such compliance in the future.

         (b) There are no pending or, to Crossings' actual knowledge, threatened suits, actions, claims, complaints, notices or requests for information received by Crossings with respect to any alleged violation of any Environmental Law except for: (i) matters set forth in the Crossings Disclosure Schedule and (ii) matters which, if adversely decided or resolved, individually or in the aggregate would not have a material adverse effect on the Crossings Business as currently conducted by Crossings.

         (c) Crossings holds such permits, certificates, approvals, licenses, exemptions, variances, waivers, permits-by-rule, or other authorizations ("Crossings Environmental Permits") issued by any governmental authority, or otherwise granted or conferred by operation of any Environmental Law, for the operation of its facilities or the Crossings Business as are sufficient, in Crossings' knowledge, to avoid a breach of the representation in Section 4.22(a) hereof. All such Crossings Environmental Permits held by Crossings are identified in the Crossings Disclosure Schedule.

         (d) To Crossings' knowledge, no property currently or previously owned, operated or leased by Crossings is listed or is proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or the Comprehensive Environmental Response, Compensation and Liability Information System List ("CERCLIS") or on any similar state or foreign list of sites requiring investigation or cleanup; and Crossings has not received notice, nor is aware, of any lien filed against either the personal or real property of Crossings under any Environmental Law.

         (e) To Crossings' knowledge, Crossings has not been required by any Environmental Law to place any notice or restriction relating to the presence of any hazardous materials in any deed to any facility or property owned, operated or leased by Crossings where the failure to so place any such notice has, or may reasonably be expected to have, a material adverse effect on the Crossings Business.

         (f) For purposes of this Agreement, "Environmental Law" shall mean any law, regulation, rule, ordinance, order or decree now existing relating to (i) pollution or protection of the environment, including natural resources, (ii) exposure of persons to hazardous materials, (iii) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of hazardous materials, or (iv) regulation of the manufacture, use or introduction into commerce of hazardous materials, including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal.

                 SECTION 4.23. Affiliates' Relationships.

         (a) All leases, contracts or other arrangements between Crossings and any Crossings Affiliate (as hereinafter defined) are set forth in the Crossings Disclosure Schedule.

         (b) Other than as set forth in the Crossings Disclosure Schedule, no Crossings Affiliate has any material direct or indirect interest in (i) any entity which does business with Crossings or is competitive with the Crossings Business or (ii) any property, asset or right which is used by Crossings in the conduct of the Crossings Business.

         (c) For purposes of this Agreement, "Crossings Affiliate" shall mean and include all Crossings Shareholders, directors and officers of Crossings; the spouse, parent or child of any such director or officer; and any entity in which any of the foregoing has a direct or indirect interest, except through ownership of less than 5% of the outstanding shares of any such entity.

                 SECTION 4.24. No Brokers or Finders. Neither Crossings nor any of its directors, officers, employees, Crossings Shareholders or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof other than Crossings' retention of National Westminster Bank Plc, New York Branch ("NatWest") pursuant to that certain engagement letter dated March 5, 1996, between Crossings and NatWest, a copy of which has been provided to ALS.

                 SECTION 4.25. Management Agreements. The Crossings Disclosure Schedule contains a complete list of all management, consulting or development agreements (the "Crossings Management Agreements") to which Crossings is a party and which relate to the management, consulting or development of one or more Crossings Facilities. To Crossings' knowledge, no party is in default, or with notice of lapse of time would be in default, with respect to any of the Crossings Management Agreements.

                 SECTION 4.26.    Licenses and Permits.

         (a) The Crossings Disclosure Statement contains a true and complete list of licenses, permits, certificates, approvals, resolutions, consents and other authorizations necessary to own, lease or operate each of the Crossings Facilities or to conduct the Crossings Business in compliance with applicable law ("Crossings Permits") and, with respect to each Crossings Permit, the name of the licensor or grantor, a description of the subject matter, the termination date, and the terms of any renewal option.

         (b) Crossings lawfully obtained and currently possesses the respective Crossings Permits and has fulfilled and performed its obligations under each of the Crossings Permits. No event has occurred and no condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any of the Crossings Permits or would allow revocation or termination of any of the Crossings Permits, or which might adversely affect the rights of Crossings under any of the Crossings Permits. No notice of cancellation, of default of any dispute concerning any of the Crossings Permits, or of any event, condition or state of facts described in the preceding sentence, has been received by, or is known to, Crossings or its officers, directors or employees. Except as set forth in the Crossings Disclosure Statement, each of the Crossings Permits is valid, subsisting and in full force and effect, and will continue in full force and effect after the Merger, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder, or (ii) the consent, approval or act of, or the making of any filing with, any governmental body, regulatory commission or other person.

         (c) The Crossings Permits include all applicable environmental, land use and growth management obligations required by any federal, state, local, foreign or other governmental body, regulatory commission or other person.

                 SECTION 4.27. Other Information. None of the representations or warranties to ALS contained herein and no statements contained in the Crossings Disclosure Schedule hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

                                 ARTICLE IV(A)

                     REPRESENTATIONS AND WARRANTIES OF CCI

         Each of the following representations are correct and complete as of the date of this Agreement.

                 SECTION 4A.01. Corporate. CCI is a corporation duly organized and validly existing under the laws of the State of Oregon, and has the corporate power and authority to carry on its business as and where it is presently conducted, and has a limited power of attorney that authorizes it as agent for the CCI Holders to enter into this Agreement and the other documents and instruments to be executed and delivered by CCI pursuant hereto (such other documents and instruments are sometimes referred to herein as the "CCI Ancillary Instruments") and has the power and authority to carry out the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the CCI Ancillary Instruments will constitute, legal, valid and binding agreements of CCI, as agent for the CCI Holders, enforceable in accordance with their respective terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies).

                 SECTION 4A.02. Control Issues. With respect to the shares of Crossings Common Stock held by CCI, as agent for each of the Crossings Shareholders identified on Schedule 4A.02 attached hereto (the "CCI Holders"), CCI represents and warrants to ALS and Crossings that:

         (a) CCI does not hold the shares of Crossings Stock of the CCI Holders through a trust, partnership or other entity;

         (b) under the terms of the account agreements between CCI and the CCI Holders, as amended, CCI has the discretionary authority to vote and dispose of the shares of Crossings Stock held by the CCI Holders;

         (c) CCI does not have the right to share in the appreciation of the value of the shares of Crossings Stock of the CCI Holders, except that CCI receives a management fee based on the overall value of the account;

         (d) CCI does not have the right to share in any dividends declared on the shares of Crossings Stock of the CCI Holders; and

         (e) the CCI Holders have the authority to terminate the agency of CCI with respect to the shares of Crossings Stock of the CCI Holders on thirty-days notice.

                 SECTION 4A.03. Authority. CCI represents and warrants to ALS and Crossings that CCI:

         (a) has all necessary power and authority as agent on behalf of the CCI Holders to vote the shares of Crossings Stock of the CCI Holders in favor of the Merger and to waive the rights of the CCI Holders to assert dissenters' rights with respect to the Merger;

         (b) has all necessary power and authority as agent on behalf of the CCI Holders to take all actions necessary to tender the shares of Crossings Stock held by the CCI Holders in connection with the Merger;

         (c) has sufficient knowledge to make the representations and warranties and has all necessary power and authority as agent on behalf of the CCI Holders to make the undertakings and agreements on behalf of the CCI Holders pursuant to the terms of the Restricted Stock Agreement.

                 SECTION 4A.04. Holder Status. Each of the CCI Holders (as defined below) is either (i) an "accredited investor," as such term is defined in Rule 501(a) of Regulation D ("Regulation D") promulgated under the Securities Act (as defined below), or (ii) has designated CCI as such CCI Holder's "purchaser representative," as such term is defined in Rule 501(h) of Regulation D (such CCI Holders are referred to as "Nonaccredited Investors"). Of the CCI Holders, only three are Nonaccredited Investors. The CCI Holders' states of residence are as set forth on Schedule 4A.02.


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF ALS


         All representations and warranties set forth below are subject to and qualified by those matters set forth in the disclosure schedule of ALS delivered to Crossings in connection with the execution of this Agreement, including without limitation the confidential private placement memorandum, as amended and supplemented as of the date hereof (the "Confidential Memorandum") of ALS provided to Crossings and the Crossings

Shareholders (collectively, the "ALS Disclosure Schedule"). Each of the following representations are correct and complete as of the date of this Agreement. Where any representation or warranty is made to "ALS's actual knowledge", to "the knowledge of ALS", to "ALS's knowledge" or subject to a similar knowledge limitation, such representation or warranty is made only to the knowledge and belief of William G. Petty, Jr., William F. Lasky, Mary Lou Austin or John W. Kneen, or any of them, without any obligation to conduct any inquiry or investigation other than such inquiry as the principal executive officer of ALS most likely to have knowledge of such matter may conclude is reasonable in the circumstances, and the actual or imputed knowledge of the other officers, agents or employees of ALS who are not among the above-listed executive officers of ALS shall not be imputed to ALS. For purposes of this Agreement, the term material adverse effect on ALS or the ALS Business shall mean any change in, or effect on, ALS, a ALS Subsidiary Company (as defined below), or the ALS Business which results in, or could reasonably be expected to result in, ALS or a ALS Subsidiary Company suffering a diminution of value or incurring costs or expenses or becoming liable for any amount in excess of $100,000. All references to "ALS" in Section 5.04 and Sections 5.06 through 5.27 shall mean, except where the context otherwise requires, each of ALS and the ALS Subsidiary Companies. An item contained in the ALS Disclosure Schedule is deemed disclosed with respect to all representations and warranties. Disclosure of items that are not strictly called for by this Agreement shall not imply that such information is material or that the inclusion establishes or implies a standard of materiality.

                 SECTION 5.01. Corporate.

         (a) ALS is a corporation duly organized and validly existing under the laws of the State of Delaware, and has the corporate power and authority to carry on its business as and where it is presently conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by ALS pursuant hereto (such other documents and instruments are sometimes referred to herein as the "ALS Ancillary Instruments"; the Crossings Ancillary Instruments and the ALS Ancillary Instruments are sometimes referred to herein collectively as the "Ancillary Instruments") and to carry out the transactions contemplated hereby and thereby. Each ALS Subsidiary Company (as defined below) is duly organized and validly existing as a corporation, partnership, limited partnership or limited liability company, as applicable, under the laws of the jurisdiction identified on the ALS Disclosure Schedule, and has the power and authority to carry on its business as and where it is presently conducted. For purposes of this Agreement, "ALS Subsidiary Company" shall mean each corporation, limited liability company, partnership or limited partnership in which ALS has a direct or indirect ownership interest and which directly or indirectly owns, leases or operates or intends to own, lease or operate all or any percentage interest in one or more ALS Facilities or is otherwise material to the ALS Business.

         (b) ALS is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction wherein the character of the properties owned or leased by it or the nature of the ALS Business makes such licensing or qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the ALS Business or the operations of ALS as a whole. Each ALS Subsidiary Company is duly licensed or qualified to do business and is in good standing in each jurisdiction wherein the character of the properties owned or leased by it or the nature of the business conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the ALS Business or the operations of such entity.

         (c) ALS does not own any interest as of the Effective Time in any corporation, partnership or other entity, except as set forth in the ALS Disclosure Schedule. The identity and ownership interest of each equity owner of each ALS Subsidiary Company as of the Effective Time are as set forth on the ALS Disclosure Schedule.

         (d) The authorized capital stock of ALS consists entirely of (A) 30,000,000 shares of common stock ("ALS Common Stock"), $.01 par value per share, of which (i) 6,913,484 shares are issued and outstanding as of the date hereof and (ii) 9,523,350 shares will be issued and outstanding after giving effect to the Merger and upon completion of the ALS Restructuring Transactions (as defined below) and (B) 5,000,000 shares of preferred stock, none of which is issued and outstanding. The owners of the ALS Common Stock are set forth on the ALS Disclosure Schedule. All such shares of ALS Common Stock are, and at Closing will be, validly issued, fully paid and nonassessable. Other than under this Agreement or as set forth in the ALS Disclosure Schedule, there are no options, warrants, conversions, subscription or other rights, agreements, contracts or commitments of any kind obligating ALS, contingently or otherwise, to issue or sell any shares of capital stock or other securities of ALS or any securities convertible into or exchangeable for capital stock or other securities of ALS, or to repurchase or redeem any capital stock or other securities of ALS. At the Closing, except as indicated on the ALS Disclosure Statement, the ALS Common Stock will not be subject to any contractual restrictions relating to its disposition.

                 SECTION 5.02. Confidential Memorandum. The Confidential Memorandum does not contain any untrue statement of material fact with respect to ALS or the ALS Business or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 SECTION 5.03. Authority. The execution and delivery of this Agreement and the ALS Ancillary Instruments and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of ALS. Other than the approval of the shareholders of ALS, no other corporate act or proceeding on the part of ALS is necessary to authorize this Agreement, the ALS Ancillary Instruments or the transactions contemplated hereby or thereby. This Agreement constitutes, and when executed and delivered, the ALS Ancillary Instruments will constitute, legal, valid and binding agreements of ALS enforceable in accordance with their respective terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies).

                 SECTION 5.04. No Violation or Conflict.

         (a) No Violation. Neither the execution or delivery of this Agreement or the ALS Ancillary Instruments, nor the consummation by ALS of the transactions contemplated hereby or thereby will violate any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority applicable to ALS, which violation would have a material adverse effect on the ALS Business. To ALS's knowledge, except as disclosed in the ALS Disclosure Schedule, no consent, approval, authorization or action by any Governmental Agency is required in connection with the execution and delivery by ALS of this Agreement, the ALS Ancillary Instruments or the consummation by ALS of the transactions contemplated herein or therein. Except as set forth in the ALS Disclosure Schedule, ALS is not required, to its knowledge, to submit any notice, report or other filing to any Governmental Agency in connection with the execution or delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (b) No Conflict. Subject to obtaining the consents identified on the ALS Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will, to ALS's actual knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate or modify, cancel, or require any notice under any agreement, contract, lease or other arrangement (including, without limitation, any agreement, contract, lease, or other arrangement relating to indebtedness) to which ALS is a party or by which ALS is bound which would have a material adverse effect on ALS or the ALS Business.

                 SECTION 5.05. Financial Statements. Included in the ALS Disclosure Schedule are true and complete copies of the financial statements of ALS consisting of (i) balance sheets of ALS as of December 31, 1995 and December 31, 1994, and the related statements of income, stockholders' equity and cash flows for the years then ended (including the notes contained therein), which financial statements (the "ALS Audited Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and have been audited and reported on, and are accompanied by, the signed, unqualified opinions of KPMG Peat Marwick LLP, independent public accountants for ALS, and (ii) an unaudited consolidated balance sheet of ALS as of March 31, 1996 (the "ALS Recent Balance Sheet"), and the related unaudited consolidated statement of operations for the three months then ended. All of such financial statements (including all notes and schedules contained therein or annexed thereto) have been derived from the financial books and records of ALS and accurately present, in all material respects, the assets, liabilities and financial position and results of operations of ALS as of the dates and for the years and periods indicated.

                 SECTION 5.06. No Undisclosed Liabilities. To ALS's actual knowledge, ALS has no liabilities or obligations except (i) to the extent reflected or reserved for on the ALS Recent Balance Sheet; (ii) liabilities or obligations arising or incurred in the ordinary course of business since the date of the ALS Recent Balance Sheet; (iii) liabilities and obligations which, under generally accepted accounting principles, would not be required to be disclosed on the ALS Recent Balance Sheet or in the accompanying footnotes thereto; or (iv) liabilities or obligations disclosed in the ALS Disclosure Schedule or pursuant to or in any section of this Agreement.

                 SECTION 5.07. Absence of Certain Material Changes. Except as disclosed in the ALS Disclosure Schedule, since the date of the ALS Recent Balance Sheet, ALS has conducted the ALS Business in the ordinary and usual course of business, consistent with past practice, except as contemplated by this Agreement, and ALS has not:

                 (a) suffered any damage, destruction or loss to its property or assets, whether covered by insurance or not, having, or reasonably expected to have, a material adverse effect upon ALS or the ALS Business;

                 (b) experienced any strike or labor disturbance, other than routine individual grievances which have not had, and are not reasonably expected to have, a material adverse effect upon ALS;

                 (c) entered into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice and its current business plan, as disclosed to Crossings;

                 (d) entered into any employment agreement, bonus, stock option or arrangement respecting employee benefits or granted any increase in the compensation of employees of ALS (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), or any increase in any such compensation payable or to become payable to any officer or employee thereof;

                 (e) made, declared, paid or become obligated to make, declare or pay any dividend or distribution to its equity owners;

                 (f) terminated, modified or cancelled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which ALS is a party or bound;

                 (g) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other entity (other than such matters as are described in (c) above);

                 (h) incurred any indebtedness or increased or accelerated its obligations under any indebtedness (other than such matters as are described in (c) above); or

                 (i) taken any other action or become subject to any liability outside of the ordinary course of business.

                 SECTION 5.08. Real Property. The ALS Disclosure Schedule sets forth a list by either city and state or legal description of all of the material real property (the "ALS Properties") owned, leased, used or occupied by ALS or any ALS Subsidiary Company to operate the ALS Business as currently operated, together with the name of ALS or the ALS Subsidiary Company owing, leasing, using or operating each respective property. To the knowledge of ALS, no fact or condition exists which would prohibit or materially adversely affect the ordinary rights of access to and from any of the ALS Properties from and to the existing highways and roads and ALS has not received notice of any pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress. To the knowledge of ALS, all improvements and structures located on the ALS Properties are located within the applicable boundaries of the ALS Properties and within all applicable setback requirements and do not encroach upon any adjacent properties and there are no encroachments on the ALS Properties from any adjacent properties, except for such matters as would not materially adversely affect ALS or the ALS Business.

                 SECTION 5.09. Leases. The ALS Disclosure Schedule contains a complete list of all leases (including all amendments thereof and modifications thereto) (the "ALS Leases") material to the ALS Business and requiring payments in excess of $30,000 per year pursuant to which ALS leases real or personal property as lessor or lessee (whether capital, operating or otherwise), true copies of which ALS Leases have been made available to Crossings. To ALS's actual knowledge, no party is in default, or with notice or lapse of time would be in default, with respect to any of the ALS Leases.

                 SECTION 5.10. Title to Properties. ALS has, to its knowledge, good, valid and marketable title to all of its assets and properties reflected in the books and records of ALS as being owned, free and clear of all Liens, except ALS Permitted Liens.

         "Liens" shall mean any mortgages, pledges, title defects or objections, liens, claims, security interests, conditional and installment sale agreements, encumbrances or charges of any kind. "ALS Permitted Liens" shall mean (i) the liens disclosed in the title report(s) provided prior to the date of this Agreement to Crossings, if any, none of which individually or in the aggregate materially impair (or are expected to impair in the future) the use, occupancy or value of the assets and properties of ALS or otherwise materially impair (or are expected to impair in the future) its business operations, (ii) statutory liens for real or personal property taxes not yet delinquent or payable subsequent to the Closing Date, and statutory or common law liens securing the payment or performance of any obligation of ALS, the payment or performance of which is not delinquent, or which are payable or performable subsequent to such date; (iii) the statutory rights of customers of ALS with respect to inventory under orders or contracts entered into by ALS in the ordinary course of business; (iv) such imperfections or irregularities of title, liens, easements, charges or encumbrances as do not materially impair the use, occupancy or value of the assets and properties of ALS, or otherwise materially impair business operations; (v) building, zoning and other laws applicable to ALS's assets and properties, none of which individually or in the aggregate materially impair (or are expected to impair in the future) the use, occupancy or value of the assets and properties of ALS or otherwise materially impair (or are expected to impair in the future) its business operations; and (vi) any liens disclosed in the ALS Disclosure Schedule.

                 SECTION 5.11. Condition of ALS Properties. To ALS's knowledge, except in each case for normal wear and tear and except as reflected on the ALS Disclosure Schedule, all structures owned or utilized by ALS are structurally sound with no material defects which impair the use of such structures in the manner in which they are currently being used, and all machinery and equipment owned or utilized by ALS are in good and normal operating condition and repair.

                 SECTION 5.12. Patents, Trademarks, Trade Names, Etc. The ALS Disclosure Schedule contains an accurate and complete description of all material trademark and service mark registrations, trademark and service mark applications, trade names, copyright applications and registrations, software programs (exclusive of common commercially available software), patents and patent applications owned or held by ALS, or under which ALS owns or holds any license or other interest, all registered or assumed names under which ALS is carrying on the ALS Business and all licenses, agreements or other arrangements under which ALS has the right to use any of the foregoing (collectively, the "ALS Rights"). Except as indicated in the ALS Disclosure Schedule, all such patents, trademarks and copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office or the United States Registrar of Copyrights, and have been properly maintained and renewed in accordance with all applicable laws and regulations. ALS owns (or possesses adequate licenses or other rights to use) all ALS Rights and all inventions, processes and other technical know-how or other proprietary rights used in and necessary to the conduct of the ALS Business. Except as set forth in the ALS Disclosure Schedule, no notice of conflict with the asserted rights of others with respect to the foregoing has been received, and such ALS Rights are adequate, in ALS's judgment, for the conduct of the ALS Business. ALS has not granted any licenses or sublicenses thereunder to others except as set forth in the ALS Disclosure Schedule. To the knowledge of ALS, except as disclosed in the ALS Disclosure Schedule, none of the ALS Rights are subject to any claim that (i) any of the ALS Rights are invalid are subject to a claim of patent misuse, (ii) ALS is infringing any patents, trademarks, trade names or copyrights of others, (iii) ALS is violating any secrecy rights of any person, or (iv) any ALS Rights are being used contrary in any respect to the provisions of any license or other agreement relating to the use of the ALS Rights. ALS does not know of any claims of third parties to the use or title of any ALS Rights inconsistent with the rights of ownership or use set forth in the ALS Disclosure Schedule. Except as disclosed in the ALS Disclosure Schedule, to the knowledge of ALS, none of the ALS Rights is being infringed by a third party. To ALS's knowledge, ALS has not interfered with, infringed upon or misappropriated any trademark, trade name, copyright or patent of any third party.

                 SECTION 5.13. Litigation. Except as set forth in the ALS Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to ALS's knowledge, threatened by or against ALS or the ALS Business or the transactions contemplated hereby, which might individually or in the aggregate materially adversely affect ALS's financial condition or the conduct of the ALS Business as presently conducted, nor is there any judgment, decree, injunction or order outstanding against ALS which individually or in the aggregate has or is likely to have such an effect.

                 SECTION 5.14. Reserved.

                 SECTION 5.15. Reserved.

                 SECTION 5.16. Employee Benefit Plans; ERISA.

         (a) Except for the employee plans, benefits and materials described in the ALS Disclosure Schedule (the "ALS Plans"), ALS does not have bonus, deferred compensation, incentive compensation, severance or termination pay, hospitalization or other medical, stock purchase, stock option, pension, life or other insurance, profit-sharing or retirement plan, agreement or arrangement, or other employee benefit plan or arrangement, whether formal or informal, and whether legally binding or not, maintained or contributed to by ALS with respect to its employees.

         (b) ALS has never been a party to a "multiemployer plan" as that term is defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         (c) With respect to each ALS Plan, to ALS's knowledge, (i) all payments due from ALS to date with respect to any such ALS Plan have been made and all amounts properly accrued to date as liabilities of ALS Plan which have not been paid have been properly recorded on the books of ALS and are reflected in the ALS Recent Balance Sheet; (ii) all reports and information relating to such ALS Plan required to be filed with any governmental entity have been timely filed except where the failure to do so would not result in material liability to ALS; (iii) there are no actions, suits or claims pending (other than routine claims for benefits) with respect to such Plan or against the assets of such ALS Plan; (iv) no ALS Plan is a plan which is established and maintained outside the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens.

                 SECTION 5.17. Compliance with Laws. To the knowledge of ALS, ALS is in compliance with all laws, regulations, ordinances, permits and licenses relating to the ownership or use of ALS's properties and assets or related to the conduct of the ALS Business the enforcement of which would materially adversely affect ALS or the ALS Business as currently conducted by ALS.

                 SECTION 5.18. No Condemnation or Expropriation. ALS has not received a notice that either the whole or any portion of the ALS Properties or any other of its assets is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, or that any such condemnation, expropriation or taking has been proposed.

                 SECTION 5.19. Tax Matters.

         (a) The provision made for taxes on the ALS Recent Balance Sheet is, in ALS's judgment, sufficient for payment of all federal, state, foreign, local and other income, excise, profits, franchise, occupation, property, payroll, sales, use, gross receipts and other taxes and assessments, whether or not disputed at the date of the ALS Recent Balance Sheet, and for all years and periods prior thereto, except in each case where a failure to make such a provision would not have a material adverse effect on the ALS Business or the operations of ALS as a whole. Since the date of the ALS Recent Balance Sheet, ALS has not incurred any taxes material to the ALS Business or operations of ALS as a whole, other than taxes incurred in the ordinary course of business.

         (b) Except as disclosed in the ALS Disclosure Schedule, to ALS's knowledge, (i) ALS has filed when due all federal, state, local and foreign tax returns required by applicable law to be filed by it and has paid all taxes (including all deficiency assessments, additions to taxes, penalties and interest, of which notice has been received) to the extent that such amounts have become due or are claimed to be due from any federal, state, local or foreign taxing authorities; (ii) there is no agreement, waiver or consent providing for an extension of time with respect to the assessment of any tax or deficiency against ALS and no power of attorney granted by ALS with respect to any tax matter is currently in force; (iii) there is no action, suit, proceeding, investigation, audit or claim pending against or with respect to ALS in respect of any tax or assessment, nor has any claim for additional tax or assessment being asserted by any such authority; and (iv) ALS has not filed any agreement or consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         (c) ALS has no plan or intention to reacquire any of its stock issued in the Merger.

         (d) ALS has no plan or intention to sell or otherwise dispose of any of the assets of Crossings acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

         (e) ALS has no plan or intention to discontinue the historic business of Crossings as such term is defined in Treasury Regulations Section 1.368-1(d).

         (f) There is no intercorporate indebtedness existing between Crossings and ALS that was issued, acquired or will be settled at a discount.

         (g) The fair market value of the ALS Common Stock and any additional consideration provided hereunder to the Crossings Shareholders will be approximately equal to the fair market value of the Crossings Common Stock of the Crossings Shareholders.

         (h) ALS is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                 SECTION 5.20. Contracts and Commitments. Except for (i) liabilities or obligations disclosed in the ALS Disclosure Schedule or (ii) liabilities or obligations disclosed pursuant to or in any section of this Agreement, to ALS's knowledge:

                 (a) ALS does not have any (i) collective bargaining agreements in effect or being negotiated, (ii) agreements to which it is a party that contain any severance or termination pay liabilities or obligations, (iii) employment or consulting agreements for employees in effect or being negotiated;

                 (b) ALS is not a party to any agreement which contains covenants limiting the freedom of ALS to compete in any line of business or market or with any person;

                 (c) ALS is not a party to any agreement that provides for payments to or by ALS in an aggregate amount of $100,000 or more and requires performance by ALS for a term of more than six (6) months from the date hereof and that is not terminable within six (6) months by ALS without material cost, liability or penalty;

                 (d) ALS is not a party to any agreement establishing or providing for any material joint venture, partnership or similar arrangement with any other person or entity related to the ALS Business; and

                 (e) ALS has no reason to believe that any material contract or commitment to which ALS is a party is not in full force and effect in accordance with the terms thereof (except in each case insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies). To ALS's actual knowledge, no party is in default with respect to any such contracts, except where the aggregate effect of such defaults would not have a material adverse effect on the ALS Business or the operations of ALS as a whole.

                 SECTION 5.21. Labor Disagreements. ALS has not experienced any material labor disputes, union organization attempts or any work stoppage due to labor disagreements. Except as set forth on the ALS Disclosure Statement, ALS has not received a notice that there is any unfair labor practice, charge or complaint pending or threatened against it before the National Labor Relations Board or any comparable state agency or authority. To ALS's knowledge, there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting ALS. To ALS's knowledge, no question concerning representation has been raised or is threatened respecting ALS's employees. No grievance which might have a material adverse effect on the ALS Business and the operations of ALS as a whole is pending.

                 SECTION 5.22. Environmental Matters.

         (a) To ALS's actual knowledge, except as set forth in the ALS Disclosure Schedule, (i) each facility and property owned, operated or leased by ALS has been and is now owned, operated or leased in compliance with all applicable Environmental Laws the noncompliance with which could materially adversely affect the ALS Business as currently conducted by ALS and (ii) there are no circumstances that may prevent or interfere with such compliance in the future.

         (b) There are no pending or, to ALS's actual knowledge, threatened suits, actions, claims, complaints, notices or requests for information received by ALS with respect to any alleged violation of any Environmental Law except for: (i) matters set forth in the ALS Disclosure Schedule and (ii) matters which, if adversely decided or resolved, individually or in the aggregate would not have a material adverse effect on the ALS Business as currently conducted by ALS.

         (c) ALS holds such permits, certificates, approvals, licenses, exemptions, variances, waivers, permits-by-rule, or other authorizations ("ALS Environmental Permits") issued by any governmental authority, or otherwise granted or conferred by operation of any Environmental Law, for the operation of its facilities or the ALS Business as are sufficient, in ALS's knowledge, to avoid a breach of the representation in Section 5.22(a) hereof. All such ALS Environmental Permits held by ALS are identified in the ALS Disclosure Schedule.

         (d) To ALS's knowledge, no property currently or previously owned, operated or leased by ALS is listed or is proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or the Comprehensive Environmental Response, Compensation and Liability Information System List ("CERCLIS") or on any similar state or foreign list of sites requiring investigation or cleanup; and ALS has not received notice, nor is aware, of any lien filed against either the personal or real property of ALS under any Environmental Law.

         (e) To ALS's knowledge, ALS has not been required by any Environmental Law to place any notice or restriction relating to the presence of any hazardous materials in any deed to any facility or property owned, operated or leased by ALS where the failure to so place any such notice has, or may reasonably be expected to have, a material adverse effect on the ALS Business.

                 SECTION 5.23. Affiliates' Relationships.

         (a) All leases, contracts or other arrangements between ALS and any Affiliate (as hereinafter defined) are set forth in the ALS Disclosure Schedule.

         (b) Other than as set forth in the ALS Disclosure Schedule, no ALS Affiliate has any material direct or indirect interest in (i) any entity which does business with ALS or is competitive with the ALS Business or (ii) any property, asset or right which is used by ALS in the conduct of the ALS Business.

         (c) For purposes of this Agreement, "ALS Affiliate" shall mean and include all ALS Shareholders, directors and officers of ALS; the spouse, parent or child of any such director or officer; and any entity in which any of the foregoing has a direct or indirect interest, except through ownership of less than 5% of the outstanding shares of any such entity.

                 SECTION 5.24. No Brokers or Finders. Neither ALS nor any of its directors, officers, employees, ALS Shareholders or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

                 SECTION 5.25. Management Agreements. The ALS Disclosure Schedule contains a description of all material management, consulting or development agreements (the "ALS Management Agreements") to which ALS is a party and which relate to the management, consulting or development of one or more ALS Facilities. To ALS's knowledge, no party is in default, or with notice of lapse of time would be in default, with respect to any of the ALS Management Agreements.

                 SECTION 5.26.    Licenses and Permits.

         (a) The ALS Disclosure Statement contains summary description of all licenses, permits, certificates, approvals, resolutions, consents and other authorizations necessary to own, lease or operate each of the ALS Facilities or to conduct the ALS Business in compliance with applicable law ("ALS Permits").

         (b) ALS lawfully obtained and currently possesses the respective ALS Permits and has fulfilled and performed its obligations under each of the ALS Permits. No event has occurred and no condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any of the ALS Permits or would allow revocation or termination of any of the ALS Permits, or which might adversely affect the rights of ALS under any of the ALS Permits. No notice of cancellation, of default of any dispute concerning any of the ALS Permits, or of any event, condition or state of facts described in the preceding sentence, has been received by, or is known to, ALS or its officers, directors or employees. Except as set forth in the ALS Disclosure Statement, each of the ALS Permits is valid, subsisting and in full force and effect, and will continue in full force and effect after the Merger, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder, or (ii) the consent, approval or act of, or the making of any filing with, any governmental body, regulatory commission or other person.

         (c) The ALS Permits include all applicable environmental, land use and growth management obligations required by any federal, state, local, foreign or other governmental body, regulatory commission or other person.

                 SECTION 5.27. Other Information. None of the representations or warranties to Crossings contained herein and no statements contained in the ALS Disclosure Schedule hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE VI

                             COVENANTS OF Crossings

                             Crossings agrees that:

                 SECTION 6.01. Conduct of Crossings. From the date hereof until the Effective Time, Crossings and the Crossings Subsidiary Companies shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Except for actions otherwise contemplated herein, without limiting the generality of the foregoing, from the date hereof until the Effective Time:

                 (a) Crossings will not adopt or propose any change in its articles of incorporation or bylaws;

                 (b) Crossings will not, and will not permit any Crossings Subsidiary Company to, merge or consolidate with any other Person (as defined below) or acquire a material amount of assets of any other Person;

                 (c) Crossings will not, and will not permit any Crossings Subsidiary Company to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments described in the Crossings Disclosure Schedule and (ii) in the ordinary course consistent with past practice;

                 (d) Neither Crossings nor any Crossings Subsidiary Company shall (i) declare, set aside or pay any dividend or other distribution or payment in cash, securities or property in respect of shares of the Crossings Common Stock, (ii) make any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock, or (iii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly any of its outstanding shares of capital stock (provided, that, nothing contained herein shall restrict Crossings' ability to convert or exchange preferred stock of Crossings into Crossings Common Stock);

                 (e) Neither Crossings nor any Crossings Subsidiary Company shall, directly or indirectly, (i) issue, grant, sell or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights or securities of any kind to acquire any shares of, the capital stock of Crossings (provided, that, nothing contained herein shall restrict Crossings' ability to convert or exchange preferred stock of Crossings into Crossings Common Stock), (ii) incur any material indebtedness for borrowed money, (iii) waive, release, grant or transfer any rights of material value (iv) adopt a plan of liquidation or dissolution or (v) change any accounting principles or methods except insofar as may be required by changes in generally accepted accounting principles;

                 (f) Neither Crossings nor any Crossings Subsidiary Company will, directly or indirectly, (i) increase the cash compensation payable or to become payable by it to any of its employees (other than with respect to raises in the ordinary course of business for hourly employees), officers, consultants or directors, (ii) enter into, adopt or amend any stock option, stock purchase, profit sharing, pension, retirement, deferred compensation, restricted stock or severance plan, agreement or arrangement for the benefit of employees, officers, directors or consultants of Crossings or any Crossings Subsidiary Company, (iii) enter into or amend any employment or consulting agreement, except in the ordinary course of business, or (iv) make any loan or advance to, or enter into any written contract, lease or commitment with, any officer, employee, consultant or director of Crossings or any Crossings Subsidiary Company, except for travel advances in the ordinary course of business;

                 (g) Neither Crossings nor any Crossings Subsidiary Company shall, directly or indirectly, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, corporation or other entity, or make any loans or advances to any individual, corporation or other entity except in the ordinary course of business and consistent with past practices;

                 (h) Crossings will not, and will not permit any Crossings Subsidiary Company to (i) take or agree or commit to take any action that would make any representation and warranty of Crossings hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; and

                 (i) Crossings will not, and will not permit any Crossings Subsidiary Company to, agree or commit to do any of the foregoing.

         For purposes of this Agreement, "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                 SECTION 6.02. Crossings Shareholder Meeting. Crossings shall cause a meeting of the Crossings Shareholders (the "Crossings Shareholders Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. In lieu of a live meeting of shareholders, approval and adoption of this Agreement and the Merger may be accomplished by the unanimous written consent of the Crossings Shareholders in accordance with Nevada Law and Crossings' articles of incorporation and bylaws. The Directors of Crossings shall, subject to their fiduciary duties as advised by counsel, recommend approval and adoption of this Agreement and the Merger by the Crossings Shareholders. In connection with such meeting, Crossings (i) will use its best efforts to obtain the necessary approvals by the Crossings Shareholders of this Agreement and the transactions contemplated hereby and (ii) will otherwise comply with all legal requirements applicable to such meeting.

                 SECTION 6.03. Access to Information. From the date hereof until the Effective Time, Crossings will give ALS, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of Crossings and the Crossings Subsidiary Companies, will furnish to ALS, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct Crossings' employees, counsel and financial advisors to cooperate with ALS in its investigation of the business of Crossings and the Crossings Subsidiary Companies; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Crossings to ALS hereunder.

                 SECTION 6.04. Notices of Certain Events. Crossings shall promptly notify ALS of:

                 (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                 (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                 (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting Crossings or any Crossings Subsidiary Company which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
         Section 4.13 or which relate to the consummation of the transactions contemplated by this Agreement.

                 SECTION 6.05. Confidentiality. Prior to the Effective Time and after any termination of this Agreement Crossings will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning ALS and the ALS Subsidiary Companies furnished to Crossings in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Crossings, (ii) in the public domain through no fault of Crossings or (iii) later lawfully acquired by Crossings from sources other than ALS; provided that Crossings may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement, on a need-to-know basis, so long as such Persons are informed by Crossings of the confidential nature of such information and are directed by Crossings to treat such information confidentially; and provided, further, that in accordance with the Confidentiality Agreement entered into between ALS and CCI, Crossings may disclose such information to CCI and its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement. Crossings' obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, Crossings will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to ALS, upon request, all documents and other materials, and all copies thereof, obtained by Crossings or on its behalf from ALS in connection with this Agreement that are subject to such confidence.

                                  ARTICLE VII

                                COVENANTS OF ALS

                 ALS agrees that:

                 SECTION 7.01. Conduct of ALS. From the date hereof until the Effective Time, ALS and the ALS Subsidiary Companies shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Except for actions otherwise contemplated herein or described in the ALS Disclosure Statement, without limiting the generality of the foregoing, from the date hereof until the Effective Time:

                 (a) ALS will not adopt or propose any change in its certificate of incorporation or bylaws;

                 (b) ALS will not, and will not permit any ALS Subsidiary Company to, merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

                 (c) ALS will not, and will not permit any ALS Subsidiary Company to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments described in the ALS Disclosure Schedule and (ii) in the ordinary course consistent with past practice;

                 (d) Except in connection with any of the ALS Restructuring Transactions, neither ALS nor any ALS Subsidiary Company shall (i) declare, set aside or pay any dividend or other distribution or payment in cash, securities or property in respect of shares of the ALS Common Stock, (ii) make any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock, or (iii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly any of its outstanding shares of capital stock;

                 (e) Except in connection with any of the ALS Restructuring Transactions, neither ALS nor any ALS Subsidiary Company shall, directly or indirectly, (i) issue, grant, sell or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights or securities of any kind to acquire any shares of, the capital stock of ALS, (ii) incur any material indebtedness for borrowed money, (iii) waive, release, grant or transfer any rights of material value (iv) adopt a plan of liquidation or dissolution or (v) change any accounting principles or methods except insofar as may be required by changes in generally accepted accounting principles;

                 (f) Except in connection with any of the ALS Restructuring Transactions, neither ALS nor any ALS Subsidiary Company will, directly or indirectly, (i) increase the cash compensation payable or to become payable by it to any of its officers, consultants or directors, (ii) enter into, adopt or amend any stock option, stock purchase, profit sharing, pension, retirement, deferred compensation, restricted stock or severance plan, agreement or arrangement for the benefit of employees, officers, directors or consultants of ALS or any ALS Subsidiary Company, (iii) enter into or amend any employment or consulting agreement, except in the ordinary course of business, or
         (iv) make any loan or advance to, or enter into any written contract, lease or commitment with, any officer, employee, consultant or director of ALS or any ALS Subsidiary Company, except for travel advances in the ordinary course of business;

                 (g) Except in connection with any of the ALS Restructuring Transactions, neither ALS nor any ALS Subsidiary Company shall, directly or indirectly, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, corporation or other entity, or make any loans or advances to any individual, corporation or other entity except in the ordinary course of business and consistent with past practices;

                 (h) ALS will not, and will not permit any ALS Subsidiary Company to (i) take or agree or commit to take any action that would make any representation and warranty of ALS hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; or

                 (i) ALS will not, and will not permit any ALS Subsidiary Company to, agree or commit to do any of the foregoing.

                 SECTION 7.02. ALS Shareholder Meeting. ALS shall cause a meeting of the ALS Shareholders (the "ALS Shareholders Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. In lieu of a live meeting of shareholders, approval and adoption of this Agreement and the Merger may be accomplished by the unanimous written consent of the ALS Shareholders in accordance with Delaware Law and ALS's certificate of incorporation and bylaws. The Directors of ALS shall, subject to their fiduciary duties as advised by counsel, recommend approval and adoption of this Agreement and the Merger by the ALS Shareholders. In connection with such meeting, ALS (i) will use its best efforts to obtain the necessary approvals by the ALS Shareholders of this Agreement and the transactions contemplated hereby and (ii) will otherwise comply with all legal requirements applicable to such meeting.

                 SECTION 7.03. Access to Information. From the date hereof until the Effective Time, ALS will give Crossings, CCI, the CCI Holders and their respective counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of ALS and the ALS Subsidiary Companies, will furnish to Crossings, CCI, the CCI Holders and their respective counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct ALS's employees, counsel and financial advisors to cooperate with Crossings in its investigation of the business of ALS and the ALS Subsidiary Companies; provided that no investigation pursuant to this Section shall affect any representation or warranty given by ALS to Crossings hereunder.

                 SECTION 7.04. Notices of Certain Events. ALS shall promptly notify Crossings of:

                 (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                 (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                 (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting ALS or any ALS Subsidiary Company which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.13 or which relate to the consummation of the transactions contemplated by this Agreement.

                 SECTION 7.05. Confidentiality. Prior to the Effective Time and after any termination of this Agreement ALS will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Crossings, the Crossings Shareholders and the Crossings Subsidiary Companies furnished to ALS in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by ALS, (ii) in the public domain through no fault of ALS or (iii) later lawfully acquired by ALS from sources other than Crossings; provided that ALS may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement on a need-to-know basis so long as such Persons are informed by ALS of the confidential nature of such information and are directed by ALS to treat such information confidentially. ALS' obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, ALS will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Crossings, upon request, all documents and other materials, and all copies thereof, obtained by ALS or on its behalf from Crossings in connection with this Agreement that are subject to such confidence.

                 SECTION 7.06. Director and Officer Liability. For three years after the Effective Time, ALS will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of Crossings and Crossings International Corporation, a Washington corporation ("Old Crossings"), in respect of acts or omissions occurring prior to the Effective Time to the extent provided under Crossings' and Old Crossings' articles of incorporation and bylaws in effect on the date hereof with respect to present officers and directors and in effect as of the time of such act or omission with respect to former officer and directors; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

                 SECTION 7.07. ALS Restructuring Transactions. ALS shall use its best efforts to consummate on or prior to the Closing Date the restructuring transactions specifically described on Schedule 7.07 attached hereto (collectively, the "ALS Restructuring Transactions").

                 SECTION 7.08. IPO Registration Rights.

                 (a) Certain Other Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "CCI Holders" shall have the meaning set forth in Section 4A.02 above.

         "CCI Shares" shall mean the shares of ALS Common Stock issued to the CCI Holders pursuant to Section 1.02 hereof.

         "Commission" shall mean the United States Securities and Exchange Commission and any successor federal agency having similar powers.

         "IPO Right" shall mean the right of the CCI Holders to include the CCI Shares, as selling shareholders, in the Public Offering in accordance with this
Section 7.08.

         "Public Offering" shall mean the first offer and sale by ALS of shares of ALS Common Stock in a public offering registered pursuant to the Securities Act.

         The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Securities" shall mean the CCI Shares identified as "Registrable Securities" on Schedule 4A.02 for so long as they are held by the CCI Holders, or any transferee for which CCI acts as agent.

         "Registration Expenses" shall mean all expenses incurred by ALS in connection with the Public Offering and in complying with Section 7.08 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for ALS, blue sky fees and expenses, and accountants' expenses including without limitation any special audits or "comfort" letters incident to or required by any such registration, and any fees and disbursements of underwriters customarily paid by issuers, but excluding underwriting discounts and commissions.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

                 (b) IPO Right. In the event ALS effects a Public Offering after the Effective Time, the CCI Holders, and each of them, shall be entitled to include in such registration all of the Registrable Securities held by them and to sell such Registrable Securities in the Public Offering (such shares referred to herein as the "Included Shares"), as selling shareholders, subject to the terms, conditions and limitations hereof. By electing to include Included Shares in the Public Offering, a CCI Holder shall agree to sell such Included Shares at the price and on the terms agreed to by ALS with respect to the primary shares of ALS Common Stock to be sold in the Public Offering. The IPO Right shall not be assignable by the CCI Holders except to transferees for which CCI acts as agent.

                 (c)      Exercise of IPO Right.

                          (1) Notice of Exercise. If ALS shall determine to effect a Public Offering, ALS will:

                                  (i) promptly give written notice thereof to each CCI Holder, which notice briefly describes the CCI Holders' rights under this Section 7.08 (including notice deadlines); and

                                  (ii) include in such registration (and any related filing or qualification under applicable blue sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any CCI Holder and received by ALS within ten
                 (10) business days after the written notice from ALS described in clause (i) above is delivered by ALS. Such written request may specify all or a part of a Holder's Registrable Securities.

                          (2) Registration Statement Form. The Public Offering shall be effected by the filing of a registration statement on any form which ALS is eligible to use, such form to be selected by ALS.

                          (3) Expenses. Except as otherwise provided herein or prohibited by applicable law, ALS will pay all Registration Expenses in connection with the registration of Included Shares pursuant to this
         Section 7.08. Any underwriter's discount or commission payable with respect to Included Shares and the fees and expenses of legal counsel to the CCI Holders participating in such registration shall be paid by the CCI Holder selling such Included Shares.

                          (4) Information from CCI Holder. Each CCI Holder electing to sell Registrable Securities pursuant to the IPO Right shall furnish to ALS such information regarding such CCI Holder as ALS may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 7.08. Any such information shall be subject to the confidentiality provisions contained in Section 7.05.

                          (5) IPO Right Nonexclusive. ALS may register securities for sale for the account of any person in the Public Offering (including shares to be registered by or on behalf of ALS).

                 (d) Underwritten Public Offering. If the Public Offering is an underwritten offering of Registrable Securities, ALS will enter into an underwriting agreement reasonably acceptable to ALS with such underwriters for such offering, such agreement to contain such representations and warranties by ALS and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities similar in scope to those provided in Section 7.08(h). The holders of Included Shares shall be parties to any such underwriting agreement and ancillary selling shareholder agreements (which as to the selling shareholders shall be in such form as is reasonable and customary in the circumstances) and shall be responsible for bearing the underwriter's discount and commission applicable to such Included Shares. The representations and warranties by, and the other arrangements on the part of, ALS to and for the benefit of such underwriters, shall also be made to and for the benefit of such holders of Included Shares. Such holders of Included Shares shall not be required by ALS to make any representations or warranties to or agreements with ALS or the underwriters other than customary and reasonable representations, warranties or agreements (including indemnity agreements customary in secondary offerings which, assuming the underwriter is Natwest Securities Limited, would be similar in scope to indemnities contained in Section 7.08(h) below) regarding such holder and such holder's Registrable Securities.

                 (e) Preparation; Reasonable Investigation. In connection with the preparation and filing of a registration statement registering Included Shares under the Securities Act, ALS will give the holders of Included Shares and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of ALS with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of such holders to conduct a reasonable investigation within the meaning of the Securities Act.

                 (f) Blue Sky Registration. In the event of any registration of any Registrable Securities under the Securities Act, ALS agrees to use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction as shall be reasonably requested by the holders of Included Shares; provided, however, that ALS shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states of jurisdictions.

                 (g) Reports under the Act. With a view to making available to the CCI Holders the benefits of Rule 144 under the Securities Act during the two year period following a Public Offering (but only so long as ALS shall be subject to the periodic reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), ALS agrees to use its best efforts to:

                 (i) make and keep public information regarding ALS available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by ALS for an offering of its securities to the general public;

                 (ii) file with the Commission in a timely manner all reports and other documents required of ALS under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

                 (iii) so long as a CCI Holder owns any restricted securities, furnish to the holder forthwith upon written request a written statement by ALS as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety
                 (90) days following the effective date of the first registration statement filed by ALS for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of ALS, and such other reports and documents so filed as a CCI Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such securities without registration.

                 (h)      Indemnification.

                          (1) Indemnification by ALS. In the event of any registration of any Registrable Securities under the Securities Act pursuant to the IPO Right, ALS will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed in connection therewith, the seller of any Included Shares covered by such registration statement (the "CCI Seller(s)"), its directors, trustees and officers, and each other person, if any, who controls such CCI Seller or any such underwriter within the meaning of the Securities Act, and in each case, against any losses, claims, damages, liabilities or expenses (including attorneys' fees), joint or several, to which such seller or any such director or officer or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and ALS will reimburse such seller, and each such director, trustee, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that ALS shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to ALS through an instrument duly executed by such seller or any such director, trustee, officer, participating person or controlling person specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such CCI Seller. ALS shall agree to provide provision for contribution relating to such indemnity as shall be reasonably requested by any CCI Seller or the underwriters.

                          (2) Indemnification by CCI Seller. ALS may require, as a condition to including any Registrable Securities in any registration statement filed to effect the Public Offering, that ALS shall have received an undertaking satisfactory to it from each CCI Seller, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (1) of this Section 7.08(h)) ALS, each director of ALS, each officer of ALS who shall sign such registration statement and each other person, if any, who controls ALS within the meaning of the Securities Act, with respect to (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to ALS through an instrument duly executed by such CCI Seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, that, the maximum liability of any CCI Seller to ALS under this Section 7.08(h)(2) shall be limited to the net proceeds received by such CCI Seller in the Public Offering. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of ALS or any such director, officer or controlling person and shall survive the transfer of such Registrable Securities by such CCI Seller. The CCI Sellers shall also agree to provide provision for contribution relating to such indemnity as shall be reasonably requested by ALS or the underwriters.

                          (3) Notice of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 7.08(h), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 7.08(h). In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnified party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                 SECTION 7.09. Other Exit Rights of CCI Holders. Until the first to occur of (i) the date upon which the CCI Holders shall no longer own in the aggregate more than 26% of the CCI Shares or (ii) the date upon which the CCI Holders are entitled to sell Registrable Securities pursuant to Section
7.08 hereof (such earlier date, the "Ending Date"), ALS shall use its best efforts to afford the CCI Holders, with respect to the CCI Shares, the right to participate on a pro rata basis in any Liquidity Transaction (hereinafter defined) that ALS facilitates or approves. For purposes hereof, "Liquidity Transaction" shall mean any transaction that allows any holders of ALS Common Stock to sell their ALS Common Stock other than (a) any "Transfer" made by any such other holder of ALS Common Stock in accordance with the ALS Amended and Restated Stockholders' Agreement dated as of January 15, 1996, as amended, or
(b) any sale of ALS Common Stock which, together with all related sales of ALS Common Stock, does not exceed 1% of the then outstanding ALS Common Stock or
(c) any
sale of ALS Common Stock in the Public Offering or (d) any purchase by ALS of ALS Common Stock pursuant to the exercise of put options by other holders of ALS Common Stock pursuant to any of (x) the Stock Purchase Agreement among Heartland Retirement Services, Inc., the shareholders of Heartland Retirement Services, Inc. and ALS dated as of January 25, 1996; (y) the Limited Partner Interest Purchase Agreement between ALS, Alternative Living Services-Midwest Inc., Lionel
S. Margolick and the limited partners referenced therein dated as of May 20, 1996; and (z) the Agreement and Plan of Merger among ALS, ALS Acquisition Corp., Alternative Living Services-Midwest Inc. and the shareholders of Alternative Living Services-Midwest, Inc. dated as of May 20, 1996, or (e) any purchase by ALS of ALS Common Stock pursuant to the exercise by ALS of a right to repurchase
(m) the "Hennig Stock" as defined and described under the caption "Management -- Employment and Services Agreements --Employment Agreements with G. Faye Godwin and Douglas A. Hennig" in the draft Preliminary Prospectus included in the Confidential Memorandum; (n) the "Pioneer Shares" as defined and described in "Business -- Joint Ventures and Strategic Alliances -- Proposed Joint Venture with Pioneer Development Company, Inc." in the draft Preliminary Prospectus included in the Confidential Memorandum or (n) shares received upon the exercise of options granted under the 1995 Incentive Compensation Plan of ALS pursuant to the repurchase rights set forth in Section 15 of such plan.

                 SECTION 7.10. CCI Right to Attend Board Meetings. At all times subsequent to July 31, 1996 and prior to the Ending Date, CCI, as investment advisor to the CCI Holders, shall have the right to receive timely notice of, and have an opportunity to attend, all regular and special meetings of the Board of Directors of ALS and shall be entitled to receive copies of all correspondence from ALS to its Board of Directors and from the Board of Directors to ALS. Timely notice for purposes of this Section 7.09 shall mean such notice as is provided to the Board of Directors via the same delivery means used to deliver such notice to the Board of Directors.

                 SECTION 7.11. Stockholder Approval of Certain Transactions. At all such times as CCI is entitled to attend meetings of the Board of Directors of ALS pursuant to Section 7.10 hereof, ALS will not take any of the following actions without approval of the holders of a majority of the outstanding shares of ALS Common Stock, following notice of such proposed action to the ALS Shareholders as required by Delaware Law and the Restated Bylaws of ALS:

         (i) effect a corporate combination (excluding any merger, consolidation or combination not requiring stockholder approval under Delaware Law) or otherwise sell, convey, lease or dispose of all or substantially all of its property or business;

         (ii) alter or change the rights, preferences or privileges of the shares of ALS Common Stock so as to effect adversely the ALS Common Stock;

         (iii)     increase the authorized number of shares of ALS Common
                   Stock;

         (iv) create any new class or series of capital stock or any other securities convertible into capital stock of ALS; or

         (v) declare or pay any dividends on the ALS Common Stock other than dividends payable solely in cash or shares of common stock.

                   SECTION 7.12. Intended Beneficiary. The provisions of Sections 7.08, 7.09, 7.10 and 7.11 hereof are intended to be for the benefit of the CCI Holders, and each of CCI and each of the CCI Holders shall be entitled to enforce the provisions of these sections for the CCI Holders.

                   SECTION 7.13. Certain Tax Matters.

         (a) Following the Closing, ALS will continue the historic business of Crossings or use a significant portion of Crossings historic business assets in a business within the meaning of Treasury Regulations
Section 1.368- 1(d).

         (b) ALS shall not, for a period of two years following the Effective Date, reacquire any of the ALS Common Stock issued in connection with the Merger.

                   SECTION 7.14. Certain Severance Benefits. Subject to completion of the Merger, ALS shall provide the severance benefits described on
Schedule 7.14 attached hereto to the employees of Crossings designated on
Schedule 7.14. This covenant is intended to be for the benefit of such Crossings' employees, and each of such Crossings' employees shall be entitled to enforce these covenants as if they were parties hereto.

                                  ARTICLE VIII

                         COVENANTS OF ALS AND CROSSINGS

                   The parties hereto agree that:

                   SECTION 8.01. Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

                   SECTION 8.02. Certain Filings. Crossings and ALS shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and
(b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

                   SECTION 8.03. Public Announcements. ALS and Crossings will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation.

                   SECTION 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Crossings, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Crossings, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Crossings acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                   SECTION 8.05. Exclusive Dealing.

          (a) During the period commencing April 6, 1996 and ending on the date upon which this Agreement is terminated pursuant to Section 10.1 below, each party hereto shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, such party or any of its subsidiaries to (i) solicit or initiate, or encourage the submission of, any Acquisition Proposal (as hereinafter defined) or (ii) participate in any substantive discussions or negotiations regarding, or knowingly furnish to any person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. For purposes of this Agreement "Acquisition Proposal" means an inquiry about or proposal for the acquisition or purchase of 25% or more of the assets of such party and its subsidiaries, taken as a whole, or any acquisition or purchase, or any tender offer or exchange offer that if consummated would result in any person beneficially owning, any equity securities of such party representing in excess of 25% of the voting capital stock of such party or any equity securities of any material subsidiary of such party, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party or any of its material subsidiaries (or the equity securities thereof) other than (i) the Merger, (ii) in the case of ALS, the ALS Restructuring Transactions, or (iii) in the case of Crossings, any exchange or conversion of currently outstanding equity securities of Crossings into Crossings Common Stock.

                   (b) During the Exclusive Period, neither party, its subsidiaries nor the respective Boards of Directors of such party and its subsidiaries or any committee thereof, shall (i) approve or recommend, propose to approve or recommend, consider or evaluate, or cause to be considered or evaluated, any Acquisition Proposal or (ii) enter into any agreement or understanding with respect to any Acquisition Proposal.

                   (c) (i) If either party hereto shall breach this Section
8.05 and the Merger shall not be consummated, such party shall be obligated to immediately pay the other party, in same day funds, all of the costs and expenses incurred by the other party in connection with proposed Merger and the negotiation and documentation of this Agreement, including without limitation the fees and expenses of its financial consultants, accountants and counsel and the time (on a reasonable per diem rate basis) and expenses incurred by personnel of the other party in connection therewith (the "Expenses"), plus the sum of $1,500,000 (the "Termination Fee"), or (ii) if an Acquisition Proposal shall have been made to a party during the Exclusive Period and within six months following the termination of such Exclusive Period such party or its shareholders enter into an agreement with respect to, or approves or recommends or takes any action to knowingly facilitate such Acquisition Proposal, such party shall be obligated to immediately pay the other party, in same day funds upon demand, the Expenses and the Termination Fee; provided, that, if a party instructs its advisors and representatives to abide by the terms of this
Section 8.05 and any of its advisors or representatives (other than any of such party's officers, directors or employees) violates the terms of this Section
8.05 without the approval or participation of such party, such party shall not be liable for the Termination Fee, but shall remain liable for the other party's Expenses. The parties hereto agree that damages in the event of a breach by either party of this Section 8.05 would be difficult to determine and that the liquidated damages provided for by this Section 8.05 represent the parties' reasonable and good faith estimate thereof and are not intended as a penalty.

                   SECTION 8.06. Tax Matters.

         (a) ALS and Crossings shall report for all purposes that the Merger is a tax-free reorganization under Section 368(a) of the Code. ALS and Crossings shall not take any position to the contrary, and shall not take any action to disqualify the Merger as a reorganization under Section 368(a) of the Code.

         (b) Except for the payment of up to $40,000.00 of the expenses of CCI in connection with the transactions contemplated by this Agreement by the Surviving Company if the Merger is consummated (or by Crossings if the Merger is not consummated), ALS, Crossings and CCI shall pay their respective expenses incurred in connection with such transactions and neither ALS nor Crossings shall pay the expenses of any of the Crossings Shareholders. Except as specifically addressed in this Section 8.06, responsibility for the expenses of ALS and Crossings shall be governed by Section 11.04 below.


                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

                   SECTION 9.01. Conditions to the Obligations of Each Party. The obligations of Crossings and ALS to consummate the Merger are subject to the satisfaction of the following conditions:

                   (i) this Agreement and the consummation of the Merger shall have been adopted and approved by the Crossings Shareholders in accordance with Nevada Law;

                   (ii) this Agreement and the consummation of the Merger shall have been adopted and approved by the shareholders of ALS in accordance with Delaware Law;

                   (iii) all of the ALS Shareholders and the Crossings Shareholders shall have waived their right to exercise dissenter's rights in connection with the Merger;

                   (iv) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, relating to the Merger shall have expired;

                   (v) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

                   (vi) ALS and each of Richard W. Boehlke, D. Lee Field and David M. Boitano shall have entered into and delivered to each other Services or Employment Agreements in form and substance satisfactory to ALS and each such person, respectively;

                   (vii) Crossings shall have obtained all Required Crossings Consents;

                   (viii) all actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Merger shall have been obtained.

                   SECTION 9.02. Conditions to the Obligations of ALS. The obligation of ALS to consummate the Merger is subject to the satisfaction of the following further conditions:

                   (i) Crossings shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of Crossings contained in this Agreement and in any certificate or other writing delivered by Crossings pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time (except with respect to the actions taken by Crossings and the Crossings Shareholders contemplated herein) and ALS shall have received a certificate signed by the Vice President and Chief Financial Officer of Crossings to the foregoing effect;

                   (ii) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of Crossings and the Crossings Subsidiary Companies after the Effective Time, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending;

                   (iii) ALS shall have received all documents it may reasonably request relating to the existence of Crossings and the Crossings Subsidiary Companies and the authority of Crossings to enter into and perform this Agreement, all in form and substance satisfactory to ALS;

                   (iv) ALS shall have received an opinion of Bogle & Gates P.L.L.C., counsel to Crossings, in the form of Exhibit 9.02(iv) attached hereto, dated as of the Closing;

                   (v) ALS shall have received an opinion of Woodburn & Wedge, special Nevada counsel to Crossings, in the form of Exhibit 9.02(v) attached hereto, dated as of the Closing;

                   (vi) ALS shall have received an opinion of Bogle & Gates P.L.L.C., counsel to Crossings, as to certain tax matters, in the form of Exhibit 9.02(vi) attached hereto, dated as of the Closing;

                   (vii) ALS shall have received from each of the Crossings Shareholders a fully signed Restricted Stock Agreement, in the form of
         Exhibit 9.02(vii) attached hereto, dated as of the Closing;

                   (viii) ALS shall have received purchaser representative letters and questionnaires in form and substance satisfactory to ALS from each of the Crossings Shareholders (other than CCI Holders) that is not an "accredited investor" as defined by Rule 501 of Regulation D;

                   (ix) All state securities laws or "blue sky" permits and authorizations (or shall otherwise have available an exemption from the requirements of such laws) necessary to issue the Merger Consideration pursuant to the Merger and the transactions contemplated hereby shall have been received; and

                   (x) From the date hereof through the Effective Time, there shall have been no material adverse change (or development involving a prospective change) in the financial condition, results of operations, properties, business, or prospects of Crossings and the Crossings Subsidiary Companies taken as a whole.

                   SECTION 9.03. Conditions to the Obligations of Crossings. The obligation of Crossings to consummate the Merger is subject to the satisfaction of the following further conditions:

                   (i) ALS shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of ALS contained in this Agreement and in any certificate or other writing delivered by ALS pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time (except with respect to the actions taken by ALS and the ALS Shareholders contemplated herein) and Crossings shall have received a certificate signed by the President of ALS to the foregoing effect;

                   (ii) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of ALS and the ALS Subsidiary Companies after the Effective Time, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending;

                   (iii) Crossings shall have received all documents it may reasonably request relating to the existence of ALS and the ALS Subsidiary Companies and the authority of ALS to enter into and perform this Agreement, all in form and substance satisfactory to Crossings;

                   (iv) Crossings shall have received an opinion of Rogers & Hardin, counsel to ALS, in the form of Exhibit 9.03(iv) attached hereto, dated as of the Closing;

                   (v) Crossings shall have received an opinion of Rogers & Hardin, counsel to ALS, as to certain tax matters, in the form of
         Exhibit 9.03(v) attached hereto, dated as of the Closing;

                   (vi) CCI shall have received the Amendment to Stockholders' Agreement dated as of May 22, 1996, executed by ALS Shareholders holding not fewer than 87% of the shares of ALS Common Stock prior to giving effect to the Merger and the ALS Restructuring Transactions; and

                   (vii) From the date hereof through the Effective Time, there shall have been no material adverse change (or development involving a prospective change) in the financial condition, results of operations, properties, business, or prospects of ALS and the ALS Subsidiary Companies taken as a whole.


                                   ARTICLE X

                                  TERMINATION

                   SECTION 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of Crossings):

                   (i) by mutual written consent of Crossings and ALS;

                   (ii) by either Crossings or ALS, if the Merger has not been consummated by May 31, 1996; or

                   (iii) by either Crossings or ALS, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining ALS or Crossings from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.


                   SECTION 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 6.05, 7.05, 8.03, 8.05, 8.06, 10.02 and 11.04
shall survive the termination hereof.


                                   ARTICLE XI

                                 MISCELLANEOUS

                   SECTION 11.01. Notices. Except as otherwise required by applicable law, all notices, approvals, consents and other communications to ALS or Crossings under or in connection with this Agreement shall be in writing and shall be sent via telephone facsimile transmission, via personal delivery or via express courier or delivery service, addressed to such party at such party's address or telephone facsimile number set forth below or at such other address or telephone facsimile number as shall be designated by such party in a written notice given to the other party complying as to delivery with the terms of this Section:

                           if to ALS, to:

                                    Alternative Living Services, Inc.
                                    184 Shuman Boulevard
                                    Naperville, Illinois 60563
                                    Attn: William G. Petty, Jr.
                                    Facsimile No. (708) 357-4020

                           and to:

                                    Alternative Living Services, Inc.
                                    450 Sunnyslope Road
                                    Suite 300
                                    Brookfield, Wisconsin 53005
                                    Attn: William F. Lasky
                                    Facsimile No. (414) 789-9592
                           with a copy to:

                                    Roger & Hardin
                                    2700 Cain Tower
                                    229 Peachtree Street
                                    Atlanta, Georgia 30303
                                    Attn: Alan C. Leet
                                    Facsimile No. (404) 525-2224


                           if to Crossings, to:

                                    Crossings International Corporation
                                    1201 Pacific Avenue
                                    Suite 1800
                                    Tacoma, Washington 98402
                                    Attn: Richard W. Boehlke
                                    Facsimile No. (206) 383-9979

                           with a copy to:

                                    Bogle & Gates P.L.L.C.
                                    4700 Two Union Square
                                    601 Union Street
                                    Seattle, Washington 98101-2322
                                    Attn: Kyle B. Lukins
                                    Facsimile No. (206) 621-2660


                           if to CCI, to:

                                    Capital Consultants, Inc.
                                    2300 Southwest Yamhill Street
                                    Suite 8000
                                    Portland, Oregon 97204-1383
                                    Attn: Carol Hardie
                                    Facsimile No. (503) 241-0448

                           with a copy to:

                                    O'Melveny & Myers
                                    400 South Hope Street
                                    Los Angeles, California 90071-2899
                                    Attn: Kathryn A. Sanders
                                    Facsimile No. (213) 669-6407

         All such notices, approvals, consents and other communications shall be deemed given (i) when given and receipted for (or upon the date of attempted delivery when delivery is refused), if sent via personal delivery or via express courier or delivery service or (ii) when received, if sent via telephone facsimile (confirmation of such receipt via confirmed telephone facsimile being deemed receipt).

                   SECTION 11.02. Survival of Representations, Warranties and Certain Agreements. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement except for the agreements set forth in Sections 6.05, 7.05, 7.06, 7.08, 7.09, 7.10, 7.11,
7.12, 7.13, 7.14, 8.03, 8.05, 8.06, 10.02, 11.02, 11.03 and 11.04. Nothing
contained in this Section 11.02 shall relieve any Person from liability for actual fraud in connection with any representations or warranties contained in this Agreement or the Ancillary Instruments.

                   SECTION 11.03. Amendments; No Waivers. (a) Except as set forth in the first proviso below, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Crossings and ALS or in the case of a waiver, by the party against whom the waiver is to be effective; provided that with respect to Sections 7.08, 7.09, 7.10, 7.11 and 7.12, and Articles IV(A) and XI of this Agreement, any provision may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by Crossings, ALS and CCI or in the case of a waiver, by the party against who the waiver is to be effective; and, provided, further, that after the adoption of this Agreement by the Crossings Shareholders, no such amendment or waiver shall, without the further approval of the Crossings Shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of Crossings Stock, (ii) any term of the certificate of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the Crossings Shareholders.

                   (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                   SECTION 11.04. Expenses. Except for the payment of up to $40,000.00 of the expenses of CCI in accordance with Section 8.06, all costs and expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such cost or expense; provided that if the Merger is consummated the Surviving Corporation shall bear all such costs and expenses of Crossings.

                   SECTION 11.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

                   SECTION 11.06. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware.

                   SECTION 11.07. Counterparts; Effectiveness; Facsimile Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement or of the signature page of any of the ALS Ancillary Instruments, Crossings Ancillary Instruments or CCI Ancillary Instruments via telephone facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement or of any such document.

                   SECTION 11.08. Entire Agreement. Except for the Confidentiality Agreement entered into between ALS and CCI in April, 1996, which shall remain in full force and effect in accordance with its terms, this Agreement, the Exhibits and Schedules hereto, and each of the Crossings Ancillary Instruments, the ALS Ancillary Instruments and the CCI Ancillary Instruments constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement, the Crossings Ancillary Instruments, ALS Ancillary Instruments and the CCI Ancillary Instruments. Except as specifically set forth herein, neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The terms of this Agreement have been the subject of careful consideration and negotiation by the parties hereto, and in construing any particular provision of this Agreement, no consideration shall be given to which party prepared or suggested the particular words employed in such provision.

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             ALTERNATIVE LIVING SERVICES, INC.


                             By /s/ William F. Lasky
                               ---------------------------------------
                             Title: President
                                   -----------------------------------


                             NEW CROSSINGS INTERNATIONAL CORPORATION


                             By /s/ Richard W. Boehlke
                               ---------------------------------------
                             Title: President
                                   -----------------------------------

                             CAPITAL CONSULTANTS, INC.


                             By /s/ Jeffrey L. Grayson
                               ---------------------------------------
                             Title: Chief Executive Officer
                                   -----------------------------------

                                 SCHEDULE 7.14


                              CROSSINGS EMPLOYEES
                             SEVERANCE PAY SCHEDULE

The following Severance Pay programs for the identified employees of Crossings will be made available by ALS following the Effective Time of Merger.

 PLAN A

Qualified Employees:

         Dennis Rattie
         Lisa Knoepfel-Culbert

Eligibility:

         Employees will be eligible for severance pay if terminated by ALS for any reason other than misconduct.

Severance Pay schedule:

         During the first year of employment with ALS, severance pay will be calculated as follows based on months employed with ALS:

FORMULA                                                                        TIME FROM DATE
- -------                                                                        --------------
                                                                                 OF MERGER
                                                                                 ---------
Number of total years worked for Crossings and ALS
         X monthly salary                                                    Month 1

Number of total years worked for Crossings and ALS
         X monthly salary                  Less one month salary             Month 2

Number of total years worked for Crossings and ALS
         X monthly salary                  Less two months salary            Month 3

Number of total years worked for Crossings and ALS
         X monthly salary                  Less three months salary          Month 4

Number of total years worked for Crossings and ALS
         X monthly salary                  Less four months salary           Month 5

Number of total years worked for Crossings and ALS
         X monthly salary                  Less five months salary           Month 6,7,8,9,10

Number of total years worked for Crossings and ALS
         X monthly salary                  Two months salary                 Month 12

(For purposes of determining severance payments, the reference above to "Crossings" shall mean Crossings International Corporation and New Crossings International Corporation.)

         PLAN B

Qualified employees:

         Name                              Title                             Payment
         ----                              -----                             -------
         Ann Zaback                        Controller                        $25,000
         Cherie Marletti                   Accounting Manager                $10,000
         Tony Martinez                     Payroll Rep.                      $ 6,000
         Becca Murdock                     Accounts Payable Rep.             $ 6,500
         Ann Marie Dobrovoisky             Accounts Payable Rep.             $ 6,000


Eligibility:

         Employees will be eligible for severance pay at the end of their employment period as determined by ALS based on satisfactory performance in their current position.